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                                                                 EXHIBIT 10.5(b)

                                                          CONFIDENTIAL TREATMENT
                                                  REQUESTED PURSUANT TO RULE 406

     Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.


                                   March 26, 2003


Bryan Bedford
Chief Executive Officer
Chautauqua Airlines, Inc.
2500 S. High School Road
Suite 160
Indianapolis, IN 46241

     Re:  Escalation Waiver / Maintenance Spare / IPO / Warrant Agreement

Dear Bryan:

     This Side Letter (this "Letter") to both the Amended and Restated Regional Jet Air Services Agreement, dated as of June 12, 2002, as amended to date (the "Air Services Agreement"), by and between AMR Corporation ("AMR") and Chautauqua Airlines, Inc. ("Contractor") and the Warrant to Purchase Shares of Common Stock of Republic Airways Holdings Inc. ("Republic") dated April 25, 2002 (the "Warrant Agreement"), by and between AMR and Republic, evidences the parties understanding with regard to 1) application of the Escalation Percent ("EP") as described in Schedule E-4 of the Air Services Agreement, 2) compensation for aircraft in maintenance, 3) AMR's IPO participation rights as described in
Article 9.03(d) of the Air Services Agreement, and 4) AMR's share purchase rights under the Warrant Agreement.

     1.   ESCALATION WAIVER. Relative to the Air Services Agreement,
Contractor agrees to permanently waive the second EP adjustment as described in Schedule E-4 effective April 1, 2003. For avoidance of doubt, effective
Block Hour, Passenger Stipend, and RJ Turn Fee rates shall [*] April 1, 2002 until [*]. A new EP shall be calculated and applied per such Agreement effective [*] with [*] used as a base.

     2. MAINTENANCE SPARE. AMR and Contractor agree that Firm Approved Aircraft not available for scheduled revenue service due to schedule heavy maintenance events shall be designated as spares. For avoidance of doubt, such spare aircraft are [*] undertaken for the purpose of determining applicable Block Hour and Passenger Stipend rates. Compensation for such spares shall be in accordance with Exhibit E Section 1.C(7) of the Air Services Agreement.

     3. IPO. In consideration of the Escalation Waiver described in paragraph 1 above, AMR and Contractor agree that AMR's IPO Participation Right as described in Article 9.03(d) of the Air Services Agreement is hereby forfeited. For avoidance of doubt and unless hereafter agreed, AMR no longer has a right to participate in a Contractor IPO as described in the Air Services Agreement.


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* Confidential



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     4.   WARRANT AGREEMENT. In consideration of the Escalation Waiver described in paragraph 1 above, AMR and Republic agree that the Warrant Agreement, the same having been granted by AMR in favor of Contractor, a wholly-owned subsidiary of Republic, is null and void as of the signing of this letter.

     If you are in agreement with the above, please sign below where indicated and return a copy of this Letter to me.

                                     Sincerely,

                                     AMR Corporation


                                     By: /s/ Charles D. MarLett
                                        ----------------------------------------
                                        Charles D. MarLett
                                        Corporate Secretary


AGREED TO AND ACCEPTED
AS OF THE 26th DAY OF MARCH, 2003

CHAUTAUQUA AIRLINES, INC.


By: /s/ Bryan Bedford
   ----------------------------------
   Bryan Bedford
   Chief Executive Officer


REPUBLIC AIRWAYS HOLDINGS, INC.


By: /s/ Bryan Bedford
   ----------------------------------
   Bryan Bedford
   Chief Executive Officer

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